Exhibit 10.91

RITA MEDICAL SYSTEMS, INC. SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of August 5, 2005, by and among RITA Medical Systems, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the senior convertible notes of the Company in the form attached hereto as Exhibit A (together with any senior convertible notes issued in replacement thereof in accordance with the terms thereof, the “Notes”), which Notes shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes. The Notes and the Conversion Shares are hereinafter referred to as the “Securities.”

2. Agreement to Sell and Purchase the Securities.

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) a principal amount of Notes set forth opposite such Purchaser’s name on Schedule A attached hereto (which aggregate principal amount for all Purchasers shall be $9,700,000).

2.2 Purchase Price. The purchase price for each Purchaser (the “Purchase Price”) of the Notes to be purchased by each such Purchaser at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Purchaser at the Closing.

2.3 Form of Payment. On the Closing Date, (i) each Purchaser shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Purchaser the Notes (in the principal amounts as such Purchaser shall request or, if no such request is made, a single Note with a principal amount equal to the aggregate principal amount of Notes to be purchased by such Purchaser) which such Purchaser is then purchasing, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

2.4 Closing Date. The Closing shall occur on the date hereof (the “Closing Date”).

2.5 Legends. Certificates evidencing the Securities will contain the following legend, as applicable, until such time as they are not required:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Purchasers as follows:

3.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof (the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance of the Notes is duly authorized and, upon issuance of the Notes in accordance with the terms hereof, the Notes shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance equal to the maximum number of shares issuable upon conversion of the Notes to be issued at Closing. Upon conversion or issuance in accordance with the Notes, the Conversion Shares will be validly issued, fully-paid and nonassessable.

3.3 Non-Contravention. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any contract, agreement or other instrument filed or incorporated by reference as an exhibit to any of the Exchange Act Documents (any such contract, agreement or instrument, an “Exchange Act Exhibit”) except for the Note Purchase Agreement by and among the Company, ComVest Venture Partners, L.P. and the Additional Note Purchasers dated as of March 1, 2002, as amended (the “ComVest Notes”), (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary (except as contemplated hereby) or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any Exchange Act Exhibit, except that the transactions contemplated by the Transaction Documents may result in an event of default under the ComVest Notes. Except for (i) the filing of a Form 8-K in connection with the transactions contemplated by the Transaction Documents and (ii) the Registration Statement, Form D and any related state “Blue Sky” filings required to be filed with respect to the Securities pursuant to Section 6 hereof, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Transaction Documents, and the valid issuance and sale of the Securities to be sold pursuant to this Agreement, and the valid issuance of the Conversion Shares in accordance with the Notes, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.4 Capitalization. The capitalization of the Company as of March 31, 2005 is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents; furthermore there are warrants to purchase 3,272,724 shares of Common Stock as described in the Company’s annual report filed on Form 10-K, as amended (the “Warrants”). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Exchange Act Documents and for the Warrants, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents, and which proceeding, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the accountants, auditors and lawyers formerly or presently employed by the Company.

3.6 No Violations. Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws, or other organizational document, (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any Exchange Act Exhibit, which would be reasonably likely to have a Material Adverse Effect, except that the transactions contemplated by the Transaction Documents may result in an event of default under the ComVest Notes.

3.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 3.1, 3.12, 3.13, and 3.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

3.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing any rights of a third party with respect to any Intellectual Property that, individual or in the aggregate, would have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its

Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect if determined adversely to the Company and (iv) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

3.9 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

3.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since March 31, 2005, there has not been (i) any event affecting the Company or its Subsidiaries that has had a Material Adverse Effect, (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect; provided, however, that changes in the ordinary course of business, including but not limited to the use of cash and increases in liabilities in the ordinary course of business, shall not be deemed to be a material adverse change or to have a Material Adverse Effect.

3.11 Disclosure. The representations and warranties of the Company contained in this Section 3 and the Other Information (as defined below) as of the date hereof do not and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to (i) the material terms and conditions of the transaction contemplated by the Transaction Documents, which shall be publicly disclosed by the Company on a Form 8-K, and (ii) such other information that is being provided to the Purchasers that the Company covenants it shall publicly disclose no later than August 9, 2005 (the “Other Information”), the Company confirms that neither it nor any person acting on its behalf has provided the Purchasers with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in the securities of the Company after the public disclosures referenced in (i) and (ii) in the immediately preceding sentence.

3.12 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the “Nasdaq National Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (“NASD”) is currently contemplating terminating such registration or listing.

3.13 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. Pursuant to General Instruction I.B.3 of Form S-3, the Company is eligible to use Form S-3 to register the Conversion Shares to be offered for the account of the Purchasers. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

(a) Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and Forms 8-K filed on January 7, 2005, January 21, 2005, February 16, 2005, April 4, 2005, April 7, 2005, April 20, 2005, May 10, 2005, May 24, 2005, May 26, 2005, May 27, 2005, June 9, 2005, June 24, 2005, July 5, 2005, July 28, 2005, and Form 8-K/A filed on January 31, 2005, and Proxy Statement on Schedule 14A filed on May 2, 2005; and

(b) all other documents, if any, filed by the Company with the SEC during the one-year period preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

3.14 Listing. The Company shall comply with all requirements of the NASD with respect to the issuance of the Conversion Shares, and the listing of the Conversion Shares on the Nasdaq National Market.

3.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes or the Conversion Shares.

3.16 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.17 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, except where failure to so file or to so pay would not have a Material Adverse Effect and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

3.18 Private Offering. Assuming the correctness of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale of Notes hereunder is and, in accordance with the terms of the Notes, the issuance of the Conversion Shares will be exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Securities other than the Transaction Documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, or the issuance of the Conversion Shares in accordance with the terms of the Notes, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.19 Transactions With Affiliates. Except as disclosed in the Exchange Act Documents, none of the current officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

3.20 No Registration Rights. Other than the Purchasers, no person has the right, which right has not been waived, to require the Company or any Subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Notes or Conversion Shares.

3.21 Ranking of Notes. Except for the Senior Debt (as defined in the form of Note attached as Exhibit A hereto), no indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest damages or upon liquidation or dissolution or otherwise.

3.22 ComVest Notes. The Company covenants that it will repay the ComVest Notes within 21 days of the date hereof (the “Prepayment”), and the Company represents that it will have no further obligations under the ComVest Notes after the Prepayment is complete.

4. Representations, Warranties and Covenants of the Purchasers.

4.1 Securities Law Representations and Warranties. Each Purchaser severally and not jointly represents, warrants and covenants to the Company as follows:

(a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

(b) The Purchaser is acquiring the principal amount of Notes set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and has no present intention of distributing any of the Securities nor any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act, except as contemplated in Section 6 of this Agreement; provided, however, that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(d) The Purchaser has completed or caused to be completed the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire,” respectively), and the answers to the Questionnaires are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

(e) The Purchaser has, in connection with its decision to purchase the principal amount of Notes set forth in Section 2 above, relied solely upon the Exchange Act Documents and the representations and warranties of the Company contained in this Agreement.

(f) The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely on such representations and warranties.

(g) As of the date hereof, in the event of the conversion of the Notes, each Purchaser would own that number of shares of Common Stock noted in Schedule A hereto.

(h) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

4.2 Resales of Securities. Each Purchaser agrees to the following:

(a) If the Purchaser shall propose to sell any Securities, the Purchaser shall notify the Company of its intent to do so on or before one (1) business day prior to the date of such sale (the “Notice of Sale”), and the provision of the Notice of Sale to the Company shall conclusively be deemed to establish an agreement by such Purchaser to comply with the registration provisions herein described. The Notice of Sale shall be deemed to constitute a representation that any information previously supplied by such Purchaser is accurate as of the date of such Notice of Sale.

(b) The Notice of Sale in substantially the form attached as Exhibit I to Appendix II shall be given in accordance with the provisions of Section 4.2(a) hereof. However, the Purchaser may give the Notice of Sale orally by telephoning the current Chief Financial Officer at the Company at 510-771-0400. An oral Notice of Sale shall be deemed to have been received only at such time as the selling Purchaser speaks directly with the current Chief Financial Officer. In addition, an oral Notice of Sale shall only be deemed effective if it is followed by a written Notice of Sale received by the Company by personal delivery or facsimile within 24 hours after giving the oral Notice of Sale.

(c) The Company may refuse to permit the Purchaser to resell any Securities for a period of time not to exceed 30 days; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Purchaser to the effect that the Registration Statement in its then current form contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. During any suspension period (each a “Suspension”) as contemplated by this Section 4.2(c), of which there shall be no more than two in any 12-month period, the Company will not allow any of its officers or directors to buy or sell shares of the Company’s securities.

4.3 Certain Trading Limitations. Each Purchaser represents and warrants that it has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchases or sales in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the date on which such Purchaser entered into a confidentiality or similar agreement or understanding with the Company in connection with such Purchaser’s participation in the transactions contemplated by this Agreement.

4.4 Due Execution, Delivery and Performance. Each Purchaser represents and warrants that:

(a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser and the Company, enforceable against the Purchaser in accordance with its terms.

(b) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms of the Transaction Documents have been duly authorized by all necessary corporate or LLC action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws, or other organizational documents, of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order applicable to the Purchaser or its property or assets.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers in this Agreement shall survive for one (1) year from the execution of this Agreement.

6. Form D Filing; Registration; Compliance with the Securities Act; Covenants.

6.1 Form D Filing; Registration of Shares.

6.1.1 Registration Statement; Expenses. The Company shall:

(a) file as soon as practicable, but in no event later than 15 days after the date of the Closing, a Form D relating to the sale of the Securities under this Agreement, pursuant to Regulation D under the Securities Act.

(b) as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Conversion Shares (and all shares issuable in respect thereof, whether as stock dividends, pursuant to Section 6.1.2 or otherwise) by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company’s Common Stock is then traded) or in privately negotiated transactions (the “Registration Statement”);

(c) the Company shall use its best efforts to cause such Registration Statement to become effective, and, keep such Registration Statement effective for a period of up to two years from the Closing Date, or such lesser period of time as all of the Conversion Shares have been sold or can be sold without restriction under Rule 144;

(d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 60 days (or 120 days in the event the Registration Statement is reviewed by the Commission) after the initial filing of the Registration Statement (the “Required Effectiveness Date”);

(e) notify Purchasers promptly upon the Registration Statement, or any post-effective amendment thereto, being declared effective by the Commission;

(f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 6.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which the Conversion Shares can be sold by non-affiliates of the Company without registration under Rule 144(k) under the Securities Act (such period, the “Effectiveness Period”);

(g) promptly furnish to the Purchasers with respect to the Conversion Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

(h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

(i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(j) bear all expenses of the Company in connection with the procedures in paragraphs (a) through (i) of this Section 6.1.1 and the registration of the Conversion Shares pursuant to the Registration Statement.

6.1.2 The Company hereby agrees that the following circumstances shall constitute an Event of Default as set forth in Section 4 of the Form of Convertible Senior Note attached hereto as Exhibit A and that the Purchaser shall be entitled to the remedy set forth therein: (a) if the Registration Statement is not filed by the Company on or prior to 30 days after the Closing Date (such an event, a “Filing Default”); (b) if the Registration Statement is not declared effective by the SEC by the Required Effectiveness Date (either such event, an “Effectiveness Default”); or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to the Purchaser for any reason without being succeeded within ten trading days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission (such an event, a “Suspension Default” and together with a Filing Default, an Effectiveness Default and a Suspension Default, a “Registration Default”); provided, however, that in the event of a Suspension as contemplated in Section 4.2(c), a Suspension Default shall be deemed to have occurred only once (i) more than two Suspensions have occurred in any 12-month period, or (ii) any single Suspension exceeds 30 days. Notwithstanding the foregoing, all periods shall be tolled in the event of any delays directly caused by the action or inaction of a Purchaser to return an Investor Questionnaire or Selling Stockholder Questionnaire, and the Company shall have no liability to any Purchaser in respect of any such delay. Notwithstanding the foregoing, the Purchaser shall be entitled to specific performance and any other remedies at law or in equity in the event the Company fails to comply with the provisions of Section 6.1.1 or 6.2. Additionally, in the event of an Effectiveness Default, the Company hereby agrees pay a fee to the Purchaser, for each 30-day period of an Effectiveness Default, in an amount in cash equal to 1% of the aggregate purchase price paid by the Purchaser for the Securities pursuant to this Agreement (the “Default Fee”); provided that in no event shall the aggregate amount of cash to be paid as Default Fees pursuant to this Section 6.1.2 exceed 12% of the aggregate purchase price paid by the Purchaser for the Securities. Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser’s exclusive remedy for such events. The Default Fee payable herein shall apply on a pro rata basis for any portion of a 30-day period of Effectiveness Default, and shall be paid by the Company on the 30th day of such Effectiveness Default or, in the event such Effectiveness Default is cured prior to the end of a 30-day period, within 3 business days of such cure.

6.2 Transfer of Conversion Shares After Registration. Each Purchaser agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise permitted by, or exempted by, law (including Rule 144 or any exemption from registration), and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

6.3 Indemnification. For the purpose of this Section 6.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1.

6.3.1 Indemnification by the Company. The Company will indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any actual and direct losses, claims, direct damages, liabilities or reasonable expenses, joint or several, to which such Purchasers or such controlling person become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such actual and direct losses, claims, direct damages, liabilities or reasonable expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law (the events in clauses (i), (ii), or (iii), collectively are referred to herein as the “Company Indemnification Events”), and shall reimburse each Purchaser and each such controlling person as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any Purchaser Indemnification Event (as defined below).

6.3.2 Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any actual and direct losses, claims, direct damages, liabilities or reasonable expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such actual and direct losses, claims, direct damages, liabilities or reasonable expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 4.2 or 6.2 of this Agreement respecting the sale of the Securities or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or the Questionnaires or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein (the events in clauses (i), (ii), or (iii), collectively are referred to herein as the “Purchaser Indemnification Events”), and shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred; provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any Company Indemnification Event. Notwithstanding the foregoing, the Purchaser’s aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the net amount received by the Purchaser from the sale of the Securities.

6.3.3 Indemnification Procedure.

(a) Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 or to the extent it is not prejudiced as a result of such failure.

(b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(ii) the indemnifying party shall not have employed Heller Ehrman LLP or other counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 6.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Purchaser from the sale of the Securities, unless such obligation has resulted from the gross negligence or willful misconduct of the Purchaser.

6.3.4 Contribution. If a claim for indemnification under this Section 6.3 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 6.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.3, no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of Securities exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

6.4 Termination of Conditions and Obligations. The restrictions imposed by Section 4 or this Section 6 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

6.5 Rule 144 Information. For two years after the date of this Agreement, the Company shall use its best efforts to file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

6.6 Legend Removal. The Company shall, and shall use its best efforts to cause its transfer agent to, promptly process requests for transfer or de-legending of Securities or certificates representing Conversion Shares in compliance with this Agreement.

7. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a) if to the Company, to:

RITA Medical Systems, Inc.

46421 Landing Parkway

Fremont, CA 94538

Fax: (510) 771-0460

Attn: Chief Financial Officer

with a copy to:

Heller Ehrman LLP

275 Middlefield Road

Menlo Park, CA 94025-3056

Fax: (650) 324-0638

Attn: Amy Paye

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to a Purchaser, at its address as set forth on Schedule A to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, or two business days after deposit with such overnight courier.

8. Modification; Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers holding at least a majority of the Securities issued and sold pursuant to this Agreement (excluding Securities that have been resold to the public or otherwise transferred by the Purchasers).

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10. Severability. If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to conflict of laws, and the federal law of the United States of America.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original (whether an actual original or a facsimile), but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

13. 8-K Filing and Publicity. Following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “8-K Filing”). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as required by applicable law.

14. Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Joseph DeVivo
Name:	Joseph DeVivo
Its:	President and Chief Executive Officer
Fax No:	(510) 771-0461

[Signature Page to RITA Medical Systems, Inc. Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ATLAS MASTER FUND, LTD.

By:	/s/ Scott H. Schroeder
Name:	Scott H. Schroeder
Its:	Authorized Signatory

[Signature Page to RITA Medical Systems, Inc. Securities Purchase Agreement]

Schedule A

PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes	Aggregate Purchase Price
Atlas Master Fund, Ltd.* c/o Balyasny Asset Management L.P. 650 Madison Avenue – 19th Floor New York, NY 10022 Attention: Legal Dept.	$9,700,000	$9,700,000
Total	$9,700,000	$9,700,000

*	As of the date hereof, the total number of shares of Common Stock that will be owned by the Purchaser upon the Conversion of the Notes is: 3,743,231

EXHIBIT A

FORM OF NOTE

Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Limitations on Conversions.

(i) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount (Company shall be required to obtain such approval if the issuance would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes if it breaches the Company’s obligations under the Exchange Cap) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes representing at least a majority of the principal amounts of the Notes then outstanding. Company shall use its best efforts to obtain such approval or written opinion. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

(e) Mandatory Conversion. If on the Maturity Date the closing price of the Common Stock has been at or above 102% of the Conversion Price for at least 10 consecutive Business Days immediately preceding the Maturity Date, then the Holder shall convert any remaining Principal into Common Stock in accordance with this Section 3; provided that Holder shall not have to complete such conversion will until such time as (i) the amount of Common Stock outstanding is equal to the Required Reserve Amount, and (ii) conversion would not be impaired pursuant to Section 3(d) hereof.

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4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) a Registration Default as set forth in the Securities Purchase Agreement;

(ii) default in the payment of the Principal and unpaid accrued Interest of this Note within two (2) Business Days of becoming due and payable;

(iii) any other default by the Company of the performance of any of its obligations or any breach by the Company of any representations or covenants (provided that a default of any such covenant is not otherwise defined as an Event of Default under this Section 4(a)) hereunder or under the Securities Purchase Agreement (provided that the representations and warranties under the Securities Purchase Agreement shall only survive for one year from the date of execution of the Securities Purchase Agreement) upon 10 days notice from the Holder to the Company;

(iv) the Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, consent to entry of an order for relief against it in an involuntary case, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of any receiver, trustee or similar official for it or a substantial part of its assets, or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; there shall occur the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official of it or a substantial part of its assets; or there shall have been filed any such petition or application or any such proceeding shall have been commenced against it, which remains undismissed for a period of 60 days or more; the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of any trustee for it or any substantial part of any of its properties;

(v) a court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that is for relief against the Company in an involuntary case, appoints a receiver, trustee, assignee, liquidator or similar official of the Company or for any substantial part of its property, or orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 30 days;

(vi) if at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (as defined below);

(vii) the Company fails to repay all Senior Debt other than the Remaining Senior Debt as set forth in Section 11(a) hereof within 21 days of the Issuance Date; or

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(viii) the Company fails to comply with Sections 13(a) or (13(b) hereof.

(b) Redemption Right Upon Event of Default. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder and the holders of the Other Notes. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of the Notes by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of the Notes that the Holder is electing to cause to be redeemed.

5. RIGHTS UPON CERTAIN CORPORATE EVENTS. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (including, without limitation, a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision at the Holder's option to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holders with Notes representing a majority in interest of the Principal outstanding (the “Required Holders”). The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. Each of the following events shall constitute a “Change of Control”:

(i) any sale of all or substantially all of the assets of the Company to a third party;

(ii) any merger of the Company with or into another corporation in which holders of Common Stock immediately prior to the consummation of the merger do not control 50% of the voting power of the surviving corporation; or

(iii) the acquisition by any “person” or “group” of persons (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, and the related regulations) who have an expressed intent to control the affairs of the Company of more than 50% of the outstanding Common Stock of the Company.

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6. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Other Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

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7. PREPAYMENT. With respect to each Holder, this Note may only be prepaid in whole or in part upon the consent of such Holder (the “Prepayment Consent”), which shall be in such Holder's absolute discretion; provided, however, that if the Holder consents to such prepayment, the Company shall pay to the Holder a fee equal to 10% of the Principal then outstanding and prepaid (the “Prepayment Fee”). Notwithstanding the foregoing, in the event of a Change of Control, no Prepayment Consent shall be required; provided, however, that in such an event, the Company shall be entitled to prepay this Note so long as the following conditions are met (i) the Company provides each Holder with at least 14 days’ notice of its intent to prepay the Note, (ii) the amount of Common Stock outstanding is equal to the Required Reserve Amount, (iii) conversion would not be impaired pursuant to Section 3(d) hereof, and (iv) the Company pays the Prepayment Fee to the Holder upon prepaying the Note.

8. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

9. RESERVATION OF AUTHORIZED SHARES. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate with respect to the Principal of each such Note as of the Issuance Date. Thereafter, the Company, so long as any of the Notes are outstanding, shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the “Required Reserve Amount”).

10. HOLDER’S REDEMPTIONS. In the event that the Holder has sent an Event of Default Redemption Notice to the Company pursuant to Section 4(b) (a “Redemption Notice”), the Holder shall promptly submit this Note to the Company. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within 10 Business Days after the Company’s receipt of the Holder’s Redemption Notice. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Event of Default Redemption Price (the “Redemption Price”), to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note to the Holder representing such Conversion Amount.

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11. STATUS OF DEBT.

(a) Agreement to Eliminate Senior Debt to Third Parties. By issuing this Note, the Company for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, agrees, and the Holder, by its acceptance of this Note, shall be deemed to have agreed, that this Note shall be subject to the provisions of this Section 11 and, to the extent and in the manner hereinafter set forth in this Section 11, the indebtedness represented by this Note and the payment of the Principal and Interest, any redemption amount, liquidated damages, fees, expenses or any other amounts in respect of this Note are subordinate in right of payment only to the prior payment in full in cash of (i) all Senior Debt now outstanding and (ii) the Future Permitted Senior Debt (as defined below). The Holder shall be entitled to receive payment in full in cash of all Subordinated Indebtedness or any other Indebtedness save Senior Debt or Future Permitted Senior Debt (including interest after the commencement of any proceeding under any Bankruptcy Law at the agreed upon rate before any other creditor or Credit Party shall be entitled to receive any payment with respect to any indebtedness other than the Senior Debt or the Future Permitted Senior Debt (“Holder’s Rights”). The Company shall promptly (and in no event later than 21 days) repay the currently outstanding Senior Debt after the Closing Date to remove all outstanding Senior Debt owed to third parties other than debt pursuant to the Agreement by and among Steven Picheny, Howard Fuchs and the Company, dated as of March 14, 2002, as amended (the “Remaining Senior Debt”).

(b) Liquidation; Dissolution; Bankruptcy.

(i) The holders of Senior Debt and Future Permitted Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt or Future Permitted Senior Debt (including interest after the commencement of any proceeding under any Bankruptcy Law at the rate specified in the documentation for the applicable Senior Debt or Future Permitted Senior Debt) before the Holder shall be entitled to receive any payment with respect to any indebtedness other than the Senior Debt or the Future Permitted Senior Debt (the “Subordinated Indebtedness”), however, the Holder shall be entitled to the Holder’s Rights in the event of any distribution to creditors of any of the Company or its Subsidiaries (each, a “Credit Party”) in (A) any sale, liquidation, winding-up or dissolution of such Credit Party; (B) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Credit Party or its property; (C) any assignment by such Credit Party for the benefit of its creditors; or (D) any marshaling of any Credit Party’s assets and liabilities (each a “Bankruptcy Event”).

(ii) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Credit Party or the proceeds thereof to creditors of any Credit Party upon any Indebtedness of such Credit Party, by reason of any Bankruptcy Event, then and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to the Holder upon or with respect to any or all Subordinated Indebtedness shall be paid or delivered directly to an agent for the Senior Debt or Future Permitted Senior Debt (the “Agent”) for application against the Senior Debt or Future Permitted Senior Debt, whether due or not due, in a manner which the Agent, in its sole discretion, shall determine, until such Senior Debt or Future Permitted Senior Debt shall have been fully paid in cash and all commitments thereunder have terminated. The Holder hereby

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irrevocably authorizes and empowers the Agent to ask for, demand, sue for, collect, and receive for every such payment or distribution and give acquittance therefor, and to file claims (and proofs of claims) and take such other actions in the Agent’s own name or in the name of the Holder as the Agent may deem necessary or advisable for the enforcement of the terms of this Section 11.

(iii) The Holder agrees to execute, verify, deliver and file any proofs of claim in respect of Subordinated Indebtedness requested by the Agent in connection with any Bankruptcy Event and hereby irrevocably authorizes, empowers and appoints Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Holder promptly to do so prior to 5 Business Days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Bankruptcy Event upon the failure of the Holder to do so prior to 5 Business Days before the expiration of the time to vote any such claim; provided the Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Agent votes any claim in accordance with the authority granted hereby, the Holder shall not be entitled to change or withdraw such vote.

(c) Redemption upon Event of Default. The Holder shall give the Agent at least 3 Business Days’ prior notice of its intention to exercise its redemption rights upon the occurrence of an Event of Default.

(d) No Amendment of Subordinated Indebtedness. Neither the Holder nor any Credit Party will, without the prior written consent of the Agent, amend or modify (i) this Section 11 or the definition of any capitalized term used in this Section 11 or (ii) any provision of the Securities Purchase Agreement or the other Securities Purchase Documents if such amendment or modification would (A) move forward the date of any redemption or payment or increase the principal amount of or the rate of interest applicable to the Subordinated Indebtedness or (B) result in the covenants contained therein being materially more restrictive in the aggregate on the Holder or any Credit Party prior to the effectiveness of such amendment or modification.

(e) No Impairment of Subordination. No right of the Agent, Holder, any lender or any future holder of any Senior Debt or Future Permitted Senior Debt to enforce the subordination as provided in this Section 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Holder or any Credit Party or any act or failure to act by the Agent, any lender or any such holder, or by any noncompliance by any Credit Party with the terms of this Section 11, regardless of any knowledge thereof which the Agent or any lender may have or with which it may otherwise be charged.

(f) Subrogation. Subject to payment in full in cash of all Senior Debt and Future Permitted Senior Debt and the termination of all commitments thereunder, the rights of the Holder shall be subrogated to the rights of the holders of Senior Debt and Future Permitted Senior Debt to receive payments or distributions of the assets of any Credit Party made on such Senior Debt or Future Permitted Senior Debt until all principal and interest on this Note shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Debt or Future Permitted Senior Debt of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this Section 11

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shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Debt or Future Permitted Senior Debt, be deemed to be a payment on account of the Senior Debt or Future Permitted Senior Debt.

(g) Conversion Rights. Nothing contained in this Section 11 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors, including the holders of Senior Debt and Future Permitted Senior Debt, and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note into shares of Common Stock or rights to acquire shares of Common Stock in accordance with the terms hereof.

(h) Rights of Holder Unimpaired. The provisions of this Section 11 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Debt and Future Permitted Senior Debt and nothing in this Section 11 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the Principal (and premium, if any) and Interest, in accordance with the terms of this Note.

(i) Subordination May Not Be Impaired by any Credit Party. No right of any holder of Permitted Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any act or failure to act by any Credit Party or the Holder or by the failure of any Credit Party or the Holder to comply with the terms of this Section 11.

(j) Reliance by Holder. Upon any payment or distribution of assets of any Credit Party referred to in this Section 11, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Agent or of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Permitted Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

(k) Reliance by Holders of Senior Debt and Future Permitted Senior Debt. The Holder acknowledges and agrees that (i) each holder of Senior Debt and Future Permitted Senior Debt is an intended third-party beneficiary of the terms of the Section 11 and (ii) the foregoing provisions of this Section 11 are, and are intended to be, an inducement and consideration to each holder of Senior Debt and Future Permitted Senior Debt, whether such Senior Debt or Future Permitted Senior Debt was created or acquired before or after the date hereof, to acquire or continue to hold such Senior Debt or Future Permitted Senior Debt and such holder of Senior Debt or Future Permitted Senior Debt shall be deemed conclusively to have relied on such provisions in acquiring or continuing to hold such Senior Debt or Future Permitted Senior Debt.

(l) Applicability. The terms of this Section 11 shall be applicable both before and after the filing of any petition by or against any Credit Party under any Bankruptcy Law, and all allocations of payments between the holders of the Senior Debt and Future Permitted Senior Debt, on the one hand, and the Holder, on the other hand, shall continue to be made after the filing thereof in accordance with this Section 11.

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12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

13. RANK; ADDITIONAL INDEBTEDNESS.

(a) Rank. All payments due under this Note (i) shall be subordinate in right of payment to the prior payment of all existing Senior Debt and the Future Permitted Senior Debt, without duplication, and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries. The Holder agrees and covenants that this Note will be subordinate to the Future Permitted Senior Debt, as contemplated in Section 13(b) below, and the Holder further agrees and covenants to enter into a subordination agreement in connection with any such working capital facility. The Company agrees that other than the Senior Debt, the Future Permitted Senior Debt, any liens permitted under the Future Permitted Senior Debt (provided that in no event shall the amount of Future Permitted Senior Debt plus the amount of liens permitted under the Future Permitted Senior Debt be greater than $11 million), or as required by law, no current or future note holder, purchaser or entity has or will have a security interest, lien or levy upon any assets, intellectual property, real property or any other property or receivables of the Company which shall be senior to that of the Holder. Holder acknowledges that it does not currently have a security interest in any of the assets or property of the Company.

(b) Incurrence of Senior Debt. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Notes other than Senior Debt or any indebtedness in connection with one or more working capital facilities secured by the Company’s assets; provided, that the aggregate of all such facilities shall not exceed $10 million (the “Future Permitted Senior Debt”).

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14. TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in minimum denominations of $250,000 without the consent of the Company, subject to the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder and the Securities Purchase Agreement; provided however that this Note may not be transferred to any person who (a) is a competitor of the Company or (b) is engaged in or has threatened material litigation against the Company, in each case as determined by the Board of Directors of the Company in good faith. Notwithstanding the foregoing, in case of an Event of Default, this Note may be transferred without regard to any of the foregoing limitations.

15. VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Required Holders, shall be required for any change, amendment or waiver related to this Note or the Other Notes; provided, however, that no such change, amendment or waiver, as applied to any particular holder of Notes, shall, (i) without the consent of that particular holder, extend the maturity of the Note, reduce the interest rate, extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or affect any amounts due to any holder or (ii) without the consent of the holders of all Notes then outstanding, reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such change, amendment or waiver.

16. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 16(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. The Company shall not be obligated to pay any documentary, stamp or similar taxes that may be payable with respect to any transfer under this Section 16(a).

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

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17. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Securities Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall pay the Holder for any costs associated in obtaining such injunction or remedy if the Holder successfully prevails in obtaining such injunction or other remedy, and the Holder shall pay the Company for any costs associated in defending such injunction or remedy if the Company successfully prevails in defending such injunction or other remedy.

18. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

19. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

20. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21. NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the

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Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price (the “Conversion Price Notice”), setting forth in reasonable detail, and certifying, the calculation of such adjustment, which shall be conclusive absent manifest error, as commercially reasonably determined by the Holder in good faith, and provided that if the Holder determines any manifest error, the Holder shall provide written notice of such error within two Business Days of receiving the Conversion Price Notice, and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds pursuant to the Holder’s wire transfer instructions, which are being provided to the Company on the Issuance Date. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

22. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

24. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

25. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time (including any successor statute) and all rules and regulations promulgated thereunder.

(b) “Bankruptcy Law” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors,

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moratorium, rearrangement, receivership, insolvency, fraudulent conveyance or transfer, reorganization, or similar state or Federal debtor relief laws, statutes, rules, regulations, orders, or ordinances of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(e) “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

(f) “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

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(g) “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(iii) net obligations of such Person under any Swap Contract;

(iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi) capitalized leases and Off-Balance Sheet Obligations;

(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(viii) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person’s interest therein, unless such Indebtedness is expressly made non-recourse to such Person or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person; provided that the pledge of any Equity Interest in such joint venture shall not constitute recourse to such Person for the purposes of this definition. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capitalized lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of attributable Indebtedness in respect thereof as of such date.

(h) “Issuance Date” means August 5, 2005.

(i) “Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person,

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would be characterized as the indebtedness of such Person (without regard to accounting treatment). No monetary obligations under true operating leases shall be included in Off-Balance Sheet Obligations.

(j) “Permitted Indebtedness” means (i) this Note, (ii) the Senior Debt and (iii) the Future Permitted Senior Debt.

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l) “Principal Market” means The Nasdaq National Market.

(m) “SEC” means the United States Securities and Exchange Commission.

(n) “Securities Purchase Agreement” means that certain securities purchase agreement between the Company and the Holders of the Notes pursuant to which the Company issued the Note.

(o) “Securities Purchase Documents” means that the Securities Purchase Agreement, this Note, and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(p) “Senior Debt” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the other parties to the following agreements: (i) the Note Purchase Agreement by and among the Company, ComVest Venture Partners, L.P. and the Additional Note Purchasers dated as of March 1, 2002, as amended; (ii) the Agreement by and among Steven Picheny, Howard Fuchs and the Company dated as of March 14, 2002, as amended; (iii) the Promissory Note by and among ComVest Venture Partners, L.P. and Banc of America Commercial Finance Corporation dated as of March 15, 2002.

(q) “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.

(r) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, rate hedging agreements, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are

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subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any Master Agreement.

(s) “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any lender or any affiliate of a lender).

(t) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

RITA MEDICAL SYSTEMS, INC.

By:
Name:	Joseph DeVivo
Title:	President and Chief Executive Officer

EXHIBIT I to

Form of Note

RITA MEDICAL SYSTEMS, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by RITA Medical Systems, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion: _______________________________________________________________________

Aggregate Conversion Amount to be converted: _________________________________________________

Please confirm the following information:

Conversion Price: _________________________________________________________________________

Number of shares of Common Stock to be issued: ________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: _________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

Facsimile Number: ________________________________________________________________________

Authorization: ____________________________________________________________________________

By :____________________________________________________________________________________

Title: ___________________________________________________________________________________

Dated: ______________________________________________________________________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs U.S. Stock Transfer Corporation to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions, dated                          , 200  , from the Company and acknowledged and agreed to by U.S. Stock Transfer Corporation.

RITA MEDICAL SYSTEMS, INC.

By:
Name:
Title: